GRC International, Inc.
Statement of Computation of Earnings per Share
(in thousands except for per share amounts)

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                                                                                     Exhibit 11
                                                                                     ----------

PRIMARY                                                                      9/30/97     9/30/96
Weighted Average Number of Shares of Common
             Stock Outstanding                                                   9,632        9,301
Net Effect of Dilutive Stock Options
             Based on the Treasury Stock Method
             Using Average Market Price                                            117          195
                                                                           -------------------------
Weighted Average Shares Outstanding                                              9,749        9,496
                                                                           -------------------------

Income (Loss) from Continuing Operations                                         1,136          856
Income (Loss) from Discontinuing Operations                                        290       (3,466)
                                                                           -------------------------
Net Income (Loss)                                                                1,426       (2,610)
                                                                           -------------------------

Per Share Amount:
Income (Loss) from Continuing Operations                                          0.12         0.09
Income (Loss) from Discontinuing Operations                                       0.03        (0.36)
                                                                            ------------------------
Net Income (Loss)                                                                 0.15        (0.27)
                                                                             -----------------------

FULLY DILUTED

Weighted Average Number of Shares of Common
             Stock Outstanding                                                   9,632        9,301
Net Effect of Dilutive Stock Options
             Based on the Treasury Stock Method
             Using End of period Market Price when higher
             then Average Market Price                                             161          195
                                                                           ------------------------
Weighted Average Shares Outstanding                                              9,793        9,496
                                                                           ------------------------

Income (Loss) from Continuing Operations                                         1,136          856
Income (Loss) from Discontinuing Operations                                        290       (3,466)
                                                                           ------------------------
Net Income (Loss)                                                                1,426       (2,610)
                                                                           -------------------------

Per Share Amount:
Adjusted Income (Loss) from Continuing Operations                                 0.12         0.09
Income (Loss) from Discontinuing Operations                                       0.03        (0.36)
                                                                           -------------------------
Net Income (Loss)                                                                 0.15        (0.27)
                                                                           -------------------------
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